                                                                    Exhibit 12.2

                              INDIAN OIL COMPANY
               Calculation of Ratio of Earnings to Fixed Charges

                                                                                                           Three months ended
                                                          Years ended December 31,                              March 31,
                                       -----------------------------------------------------------------------------------------
                                            1995        1996        1997       1998          1999          1999          2000
                                       -----------   ---------   ---------  ----------    ----------    ----------    ----------
Earnings
--------
Pre-tax income (loss)                  $  (292,668)    232,587      22,490  (6,034,716)   (1,575,836)   (1,266,832)     254,986
Add:  interest expense                     460,707     476,786     509,381   3,119,786     2,709,491       726,459      598,701
                                       -----------   ---------   ---------  ----------    ----------    ----------    ----------
                                           168,039     709,373     531,871  (2,914,930)    1,133,655      (540,373)     853,687
                                       -----------   ---------   ---------  ----------    ----------    ----------    ----------

Fixed charges
-------------
Interest expense                           460,707     476,786     509,381   3,119,786     2,709,491       726,459      598,701
                                       -----------   ---------   ---------  ----------    ----------    ----------    ----------

Ratio of earnings to
   fixed charges                                (1)       1.49        1.04           (1)        0.42            (1)        1.43
                                                     =========   =========                ==========                  ==========

(1) Earnings were insufficient to cover fixed charges by $292,668 in 1995, $2,914,930 in 1998 and $540,373 for the three months ended March 31, 1999, respectively.